                            ASSET PURCHASE AGREEMENT

        This Agreement, for the sale and purchase of substantially all the assets used or usable in the operation of Broadcast Stations KCYL AM, Lampasas, Texas and KACQ FM, Lometa, Texas, (hereinafter, the "Stations"), is between Mr. Ronnie
Witcher and Mrs. Debbie Witcher ("Seller"), a Texas sole-proprietorship which is now the owner, operator and licensee of the Stations, and American Radio Empire,
Inc. ("Buyer" or "ARE"), a Nevada Corporation.

        In consideration of the mutual promises and covenants made in this
Agreement, and in reliance upon the representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1

                             ASSETS TO BE CONVEYED

        At the Closing, Buyer shall purchase from Seller and Seller shall assign, convey, transfer and deliver to Buyer, by good and sufficient instruments, all of the tangible and intangible assets used or usable in or required for the operation of the Stations (the "Purchased Assets"), such assets to include but not be limited to those assets described in the remainder of this Article 1, except seller's cash on-hand and in banks, cash equivalents, and securities
(collectively, the "Excluded Assets").

        1.1 Licenses. Seller shall assign to Buyer the broadcast and other licenses, permits and authorizations used in, required or intended for the operation of the Stations, and all rights in pending applications (collectively, the "Licenses"). A list of the Licenses is included in Schedule A to this
Agreement.

        1.2 Personal Property. Seller shall convey to Buyer all the tangible personal property used or usable in the operation of the Stations, including without limitation all assets listed in Schedule B to this Agreement (the
"Personal Property") with the specific exception of the office and studio building located at 505 North Key Avenue in Lampasas, Texas. The Personal
Property shall include all replacements and additions made in the ordinary course of business between the date hereof and the Closing Date in accordance with past practices.

        1.3 Agreements.

        (a) Seller shall assign and transfer to Buyer all contracts, leases
(including the tower lease), agreements and other rights which relate to the assets or the operation of the Stations and are listed in Schedule C to this
Agreement (collectively, the "Contracts"). Prior to the Closing Date, Seller
shall use its best efforts to obtain the consent of any third parties necessary for the assignment to Buyer of any Contract. Buyer shall assume and agree to pay and perform all obligations of Seller under the Contracts, to the extent such obligations arise or accrue after the Closing Date. Notwithstanding the foregoing, Buyer will not be obligated to assume any Contract which Seller does not have the right to assign Buyer or for which Seller has not obtained any necessary third party consents. It shall be a condition precedent to Buyer's closing hereunder that all Contracts listed on Schedule C-2 (the "Essential
Contracts") be assigned to Buyer at the Closing.

        (b) In addition, Seller shall assign and transfer to Buyer all agreements for the sale for cash of broadcast time on the Stations in effect on the Closing
Date ("Air Time Agreements"). Buyer shall assume and agree to perform all obligations of Seller under such agreements to the extent such obligations are to be performed after the Closing Date. Notwithstanding the foregoing, Buyer, at its option, shall not be obligated to assume any such agreement which (i) is in effect on the date hereof and has a term beyond the date which is one year from the date hereof, (ii) is entered into after the date hereof and has a term longer than ninety (90) days, (iii) obligates Buyer to do anything other than provide broadcast time on the Stations, (iv) was not entered into in the ordinary course of the Stations' Business for the benefit of the Stations and substantially in accordance with past practices of the Stations or (v) is not included on the Schedule delivered to Buyer on the Closing Date as provided in
Paragraph 12.1 (d) hereof. Nor will Buyer be obligated to assume any such agreement which Seller does not have the right to assign Buyer or for which
Seller has not obtained any necessary third party consents. Prior to the Closing
Date, Seller shall use its best efforts to obtain the consent of any third party necessary for the assignment to Buyer of any such agreement.

        (c) Anything herein to the contrary notwithstanding, Seller shall not convey, and Buyer shall not be obligated to assume, accept or perform, any agreements for the sale of broadcast time on the Stations which provide for payment in goods, services, or other non-cash consideration in respect thereof
("Barter Transaction") except as provided in Paragraph 10.5 hereof, but subject in all events to paragraph 8.2 (h) hereof.

        (d) Seller and Buyer will execute a mutually satisfactory lease for Buyer's use of the existing station office/studio building located at 505 North Key
Avenue, Lampasas, Texas with a proposed monthly rent of $1,500.00. Additionally
Seller and Buyer will execute a mutually satisfactory consulting agreement for
Ronnie Witcher to provide on-going engineering consulting and equipment maintenance to Buyer for $600.00 per month.

        (e) Buyer shall not assume or be liable for any contract, liability or obligation of the Seller of any kind or nature, whether known or unknown, contingent, absolute or otherwise, other than as expressly provided herein.

        1.4 Intellectual Property Rights. Seller shall transfer and convey to Buyer all copyrights, trademarks, service marks, trade names or other similar rights
(including, without limitation, all of Sellers rights, if any, in and to the call letters KCYL and KACQ, all logos and licenses to use intellectual property rights of others, as well as the use of the term "Radiogram" as a newsletter marketing title) as used in connection with the operation of the Stations, and any additions thereto made by Seller in the ordinary course of business between the date hereof and the Closing Date, and all other intellectual property and property rights, all goodwill and other general intangibles.

        1.5 Records. At the Closing Seller shall deliver to Buyer all files, records and logs (or, except for the logs, copies thereof) relating to the business or operation of the Stations as Buyer shall require or reasonably request
(collectively, the "Records"). The Records shall not include the Seller's bookkeeping, financial and accounting records relating to the Stations.

        1.6 Accounts Receivable. All accounts receivable at Closing shall become property of Buyer with Buyer's assumption of accounts payable that relate to the operations of the Stations.

        1.7 Other Assets. Seller shall convey and deliver all other property and property rights held for the operation of the Stations except the Excluded
Assets.

                                   ARTICLE 2

                           PURCHASE PRICE FOR ASSETS

        The purchase price to be paid by Buyer to Seller shall be Eight Hundred
Thousand and no/100 DOLLARS ($800,000.00) to be paid by Buyer to Seller in the following manner:

        2.1 Escrow Deposit. Coincident with the execution and subsequent filing of a Form 314 for application to the Federal Communications Commission ("FCC") for
consent of transferring the stations licenses, Buyer will have deposited (or caused to be deposited) with a mutually acceptable Escrow Agent, pursuant to an executed escrow agreement (the "Escrow Agreement"), 100,000 shares of restricted
ARE common stock as a security deposit for its obligation to buy the Purchased
Assets (the "Deposit"). At the Closing, the Escrow Agent shall pay over to
Seller the Deposit as a portion of the stock payment portion of the purchase price Buyer will pay for the Purchased Assets.

        2.2 Cash Payment at Closing. Buyer shall deliver to Seller at Closing by wire transfer or other immediately available Federal funds, under instructions to be given by Seller to Buyer at least one day before the Closing, the sum of
(i) Four Hundred Thousand and no/100 Dollars ($400,000.00) (the "Cash Portion")
plus or minus the prorations and adjustments described in Article 5 hereof.
$25,000 of this cash payment at Closing will be attributed to consideration for
Sellers' covenants not to compete with Buyer.

        2.3 Stock Payment at Closing. The balance of $400,000.00 worth of ARE common stock (the exact number of shares to be determined on the day of Closing based on market value of that stock use a trailing average of the ten (10)
trading days prior to the Closing) delivered to Seller on the date upon which the transaction contemplated by the Agreement are consummated (the "Closing
Date" and such consummation the "Closing"). Additionally there will be restrictions (that Seller must agree to in writing) placed on this common stock to be received by Seller. These restrictions will regulate the amount of shares that can be sold on the open market by Seller as well as the timing of those sales.

                                   ARTICLE 3

                                  FCC CONSENT

        The consummation of this Agreement is subject to the prior receipt of consent of the FCC. At a future date, after the execution of this agreement and the successful approval of Buyer's SB-2 registration with the Securities and
Exchange Commission ("SEC"), Buyer and Seller will join in the preparation of an application for consent to assignment of the Stations' FCC Licenses as contemplated herein (the "Application") and will, in any event, file the
Application within thirty (30) business days following its execution. The parties will take or cooperate in taking all reasonable steps that are necessary and proper to the expeditious and diligent prosecution of the Application to a favorable conclusion. Upon execution of this Agreement, a copy will be sent to the FCC for informational purposes. Additionally a copy of this Agreement will be included in Buyer's SB-2 registration filing with the SEC. This Agreement will be submitted to the FCC along with a completed FCC Form 314 Application on the date at which Seller and Buyer wish to proceed with this transaction.

                                   ARTICLE 4

                                  TERMINATION

        (a) Buyer may terminate this Agreement upon written notice to Seller at any time prior to the closing in the event (i) the Seller is in breach of any representation, warranty or covenant contained in this Agreement in any material respect, or (ii) if any of the conditions set forth in Article 10 hereof shall have became impossible to fulfill for reasons beyond control of the Buyer and shall have not been waived.

        (b) Seller may terminate this Agreement upon written notice to Buyer at any time prior to the Closing in the event (i) the Buyer is in breach of any representation, warranty or covenant contained in this Agreement in any material respect, or (ii) if any of the conditions set fourth in Article 11 hereof shall have become impossible to fulfill for reasons beyond control of the Seller and shall not have been waived.

        (c) If not sooner terminated in accordance with subparagraphs (a) or (b) of this article 4, this Agreement shall terminate on April 30, 2004 (the "Outside
Closing Date") unless otherwise agreed by the parties hereto, provided, however, that if the FCC has failed or refused to grant its consent to the assignment of the FCC Licenses by grant of the Application for such consent by the Outside
Closing Date, or if such consent shall have been obtained but the grant of the application shall not have become a "Final Order" (as defined hereinafter) by the Outside Closing Date may be extended by mutual consent of both Seller and
Buyer, and further provided that if on or prior to the expiration of the termination date, the FCC shall have granted its consent to the assignment of the FCC Licenses by grant of the application for such consent but the grant of the application shall not have become a Final Order, the Agreement shall be automatically extended pending receipt of a Final Order.

        For purposes of this Agreement, a grant by the FCC shall be deemed to be a
"Final Order": (i) when the date for filing a request for administrative or judicial review or reconsideration of such grant has expired without any such filing having been made; and (ii) when the time within which the FCC and/or its staff may seek to review or reconsider such grant on its own motion has expired without any such review or reconsideration having been ordered by the FCC and/or its staff; and (iii) in the event of any filing of any request for administrative or judicial review or reconsideration of such grant, or in the event that review or reconsideration of such grant is instituted by the FCC or its staff on the FCC's or the FCC staff's own motion, when the grant has been reaffirmed or upheld and the time for seeking or instituting any further administrative or judicial review or reconsideration with respect to such grant has expired without any request for such further review or reconsideration having been filed and without such further review or reconsideration having been initiated.

        (d) Upon termination of this Agreement pursuant to subparagraph (a) (ii),
(a) (iii), (a) (iv), (b) (iii) or Paragraph (c) of this article 4, except otherwise expressly provided herein, neither party shall have any further right or liability hereunder and the Deposit shall be returned to Buyer together with all interest accrued thereon. Upon termination of this Agreement pursuant to subparagraph (a) (i) of this Article 4, the Deposit shall be returned to Buyer together with all interest accrued thereon.

        (e) The provisions of Paragraph (e) of this Article 4 and the indemnification provisions of this Agreement shall survive the termination of this Agreement.

                                   ARTICLE 5

                           PRORATIONS AND ADJUSTMENTS

        The income and expenses attributable to the operation of the Stations up to
12:01 a.m. on the Closing Date shall be for the account of the Seller, and thereafter for the account of the Buyer. Expenses including, but not limited to, such items as power and utility charges, real and personal property taxes,

advances to salesmen, frequency discounts, rents, wages, payroll taxes, vacation pay and or other employee benefits for employees, if any, of Seller who enter into the employment of Buyer as of the Closing Date, and similar prepaid and deferred items shall be prorated between Buyer and Seller, the proration to be made, insofar as feasible, on the Closing Date, with a final settlement within ninety (90) days after the Closing Date.

                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller represents and warrants to Buyer as follows:

        6.1 Licenses and Authorizations. Seller is, and on the Closing Date will be, the holder of the Licenses relating to the Stations, all of which are in full force and effect (and none of which shall be altered or modified between the date hereof and the Closing Date); and, except as disclosed in Schedule A hereof and except as may be expressly consented to in writing by Buyer, Seller has and will have no applications outstanding for any operating authority, or for the construction of any facility or for the modification of any authorization or application therefor. Schedule A annexed hereto sets forth a complete listing of all FCC Licenses and other authorizations currently held by or issued to Seller in connection with the operation of the Stations. The Licenses constitute all licenses, permits and authorizations from the FCC and other regulatory bodies that are required for the operation of the Stations and the conduct of its business as conducted on the date hereof. There is not now, and on the Closing
Date there will not be, pending, or to the knowledge of Seller threatened, any action by or before the FCC to revoke, cancel, rescind, modify, or refuse to renew in the ordinary course any of the Licenses, or any investigation, Order to
Show Cause, Notice of Violation, Notice of Apparent Liability for Forfeiture,

Order of Forfeiture, or Complaint against the Stations or Seller. In the event of any such action, or the filing or issuance of any such order, notice or complaint, or knowledge of the threat thereof, Seller shall notify Buyer of same within (5) business days after Seller receives notice thereof, and shall take all reasonable measures to contest in good faith or seek removal or rescission of such action, order, notice or complaint, and shall pay any sanctions imposed.
There is not now in existence any violation on any federal, state or local law or regulation in respect of the operation of the Stations the effect of which, individually or in aggregate, could be materially adverse to the Stations or the
Stations' Assets. Seller knows of no reason why the FCC should not approve the
Application required by Article 3 hereof.

        6.2 Title to and Condition of Personal Property. Seller has good and marketable title to all of the Personal Property, free and clear of all liens, mortgages, pledges, or encumbrances, except as indicated on Schedule B. All of the Seller's Personal Property used or usable in the operation of the Stations as of the date hereof is listed in Schedule B except for items, which may be leased, which are included on Schedule C. Except as indicated on Schedule B, all transmitting and studio equipment used or usable by Seller in the operation of the Stations is now in proper operating condition and substantially good repair, complies with all FCC requirements and generally accepted good engineering practices and standards, is suitable for the purposes used and intended, and the same shall be true with respect to the transmitting and studio equipment on the
Closing Date. At the Closing, the Personal Property shall be conveyed and/or transferred to Buyer free and clear of all liens, mortgages, pledges, or encumbrances.

                                       10

        6.3 Contracts and Air Time Agreements. Schedule C lists all written and oral contracts, leases and agreements relating to the operation or assets of the
Stations to which Seller is a party as of the date hereof other than Air Time
Agreements. Seller is not in default under any Contract or Air Time Agreement.
Seller has provided Buyer with a copy of each written contract and a description of each oral contract listed on Schedule C. As of the date hereof, Seller has made all payments and is otherwise in compliance with the terms and conditions in the Contracts or Air Time Agreements. As of the date hereof, the Contracts or
Air Time Agreements are, and on the Closing Date will be, in full force and effect and enforceable by Seller in accordance with their terms, or pursuant to renewals or extensions thereof on substantially the same terms.

        6.4 Intellectual Property Rights. Except in each case as set forth in
Schedule D: (i) Seller owns, possesses or has the right to use all Intellectual
Property Rights (as hereinafter defined) necessary or required for the conduct of its business as presently conducted, or otherwise used by Seller, all of which Intellectual Property Rights are identified on Schedule D; (ii) no royalties or other amounts are payable by Seller to other persons by reason of the ownership or use of Intellectual Property Rights; (iii) to the knowledge of the Seller, no product or service marketed or sold by Seller and no activities of Seller violate any license or infringe upon any Intellectual Property Rights of others; (vi) Seller has not received any notice that any of its Intellectual
Property Rights or the operation of Seller's business in connection with operation of the Stations conflicts with the Intellectual Property Rights of others; and (v) to the knowledge of Seller, there is not any reasonable basis to believe that any such violation, infringement or conflict may exist. As used herein, the term "Intellectual Property Rights" means all licenses, patents,

                                       11

trademarks, service marks, trade names, copyrights, inventions, trade secrets, proprietary processes, software and formulae, applications for patents, trademarks, service marks, and copyrights, and other creative industrial and intellectual property rights.

        6.5 Litigation. Except as disclosed in Schedule 6.5 hereof, there is no judgment outstanding and no litigation, suit, action, claim investigation, Order to Show Cause, Notice of Violation, Notice of Apparent Liability, complaint, or proceeding pending before any forum, court or government agency (including the
FCC), or to the knowledge of Seller threatened, against or relating to the
Stations, its business operations, financial condition or customer relations, the Purchased Assets, the right of Seller to dispose of the Purchased Assets or to enter into and carry out this Agreement and Seller does not know of any basis for any such action or proceeding.

        6.6 Insurance. Seller now has and shall maintain until the Closing Date in full force and effect the policies of fire, hazard, and liability insurance on the Purchased Assets and the Stations and its business are in effect on the date hereof. All such policies of insurance are listed on Schedule 6.6 hereof. Seller has delivered to Buyer evidence of all such policies and evidence of the payment of premiums for the current period under each of such policies.

        6.7 Personnel. Seller has delivered to Buyer a list showing the names of all persons currently employed at the Stations, together with a statement of the salary or other compensation payable to such person and the basis thereof.
Seller is not a party to any collective bargaining agreement covering any of the
Stations' employees nor is any proceeding pending, or threatened, to designate a union as the exclusive bargaining agent of such employees. No agreement exists

                                       12

that would require that Buyer employ any of the Stations' or Seller's employees after the execution and delivery hereof and Buyer is not so obligated.

        6.8 Compliance with Laws. The operation of the Stations is now in compliance with all applicable laws, rules and regulations of all federal, state and local authorities or agencies so as to permit the Stations to operate as at present and/or as it is fully licensed to do. The Stations have been, and shall continue to be, operated in full compliance with is FCC Licenses, the
Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC. All applications, reports and other disclosures and filings required by the FCC with respect to the Stations have been, and will be as of the Closing
Date, duly and timely filed. All such applications, reports and other disclosures and filings are and will be as of the Closing Date hereunder complete and accurate in all material respects. Seller possesses all of the permits, authorizations, or consents necessary to operate the Stations and own the Purchased Assets and lease the site in which is located Seller's transmitting antenna tower in accordance with law, and they are all, and on the
Closing Date will be, transferable to Buyer, such that upon the Closing Buyer will possess all permits, authorizations and consents necessary to enable the
Buyer to operate the Stations and own the Purchased Assets and lease the site in which is located Seller's transmitting antenna tower, except to the extent any third-party consent to the assignment of an Essential Contract may not have been received.

        6.9 Absence of Restrictions. The execution, delivery and consummation of this Agreement by Seller does not and on the Closing Date will not conflict with, or result in breach of, the terms, conditions, or provisions of, or constitute a default under, or constitute an event that permits the imposition of a lien upon or the creation of a security interest in the Purchased Assets

                                       13

pursuant to, any agreement, instrument, law or regulation to which Seller is now or on the Closing Date will be subject, except to the extent that consent to the assignment of certain agreements to Buyer may be required as herein contemplated.

        6.10 Taxes. Except as disclosed on Schedule 6.10, the Seller has filed all income, franchise, sales and other tax returns, declarations, statements and reports of every nature, including and schedule or attachment thereto and including any amendment thereof ("Tax Return") required to be filed by it relating to or affecting the Stations, accurately reflecting any and all taxes owing to the United States or any other government or any subdivision thereof, or any other taxing authority, and has paid in full or made adequate provision in it's December 31, 2002 balance sheet and shall continue to pay in full and make such provision for the payment of all taxes (including penalties and interest) relating to the Stations with respect to all tax periods ending on or before the Closing Date for which the Seller has or may have liability, whether or not shown on any Tax Return. Except as disclosed on Schedule 6.10, there is no unassessed tax deficiency proposed or threatened against the Stations, and there are no tax liens on any of the Purchased Assets. There are, and will hereafter be, no net tax deficiencies (including penalties and interest) of any kind assessed against or relating to the Stations with respect to any of the taxable periods ending on or before, or including, the Closing Date. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. There are no outstanding agreements or waivers extending the statutory period of limitations for filing any Tax Return. Proper amounts have been withheld by the Seller from its employees, independent contractors and other third parties in compliance with the tax withholding provisions of all applicable federal, state, local, foreign and other laws, and timely deposits

                                       14

have been made of all payroll taxes due. Any provision hereof to the contrary notwithstanding, this representation shall survive the Closing until the expiration of any period during which any tax may be assessed.

        6.11 Public File. The Stations' local public inspection is and will be maintained in compliance with the rules and regulations of the Commission, is available for inspection by Buyer and will be delivered to Buyer at Closing.

        6.12 Reports. All reports, schedules, and/or returns of any administrative agency of the Federal or any state or local governments heretofore required to be filed by Seller in connection with the Stations have been filed and all such reports, schedules, and returns required to be filed before the Closing Date will have been filed before such date.

        6.13 Organization and Standing. Seller is and on the Closing Date will be a sole proprietorship, validly existing and in good standing under the laws of the
State of Texas, with all requisite power and authority to enter into and perform the terms of this Agreement, subject only to the issuance of the consent of the
FCC with respect thereto.

        6.14 Authorizations. Seller has taken all necessary corporate action to approve the execution and delivery of this Agreement, and to approve the performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement constitutes a valid and binding obligation of Seller enforceable in accordance with its terms.

        6.15 Solvency. As of the date hereof and on the Closing Date (either before or after the transactions contemplated herein), the fair market value of
Seller's assets do and will exceed the face amount of its liabilities, Seller

                                       15

has and will have adequate working capital to conduct its business, and Seller is paying and will be able to pay its debts as they mature.

        6.16 Environmental, Health and Safety Matters. Except as set forth on
Schedule 6.16, Seller has not caused or contributed to any condition or potential condition existing at any leased or owned facility of the Seller or at any former facility of the Seller with respect to the storage or release into the earth or its atmosphere of effluent, waste or other materials, solid liquid or gaseous, nor has any material been disposed of or released in any way or manner, which would or may in the future cause the Buyer or its affiliates to be liable for damages, fines or penalties or to incur expenses (including without limitation legal and consulting fees) to investigate or correct any such condition or to meet with or otherwise communicate with any governmental unit or agency or public or private body in connection therewith. The Seller has never exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner, that would or may in the future cause the Buyer or its affiliates to be liable for damages, fines or penalties or to incur expenses (including without limitation legal and consulting fees) in connection with any claim of illness of or personal injury to any employee or other individual. Without limiting the generality of the foregoing, the Seller and its assets have been and are in compliance with all applicable laws and regulations regarding the environment, health, or safety.
The Seller has not received any notice, nor to the knowledge of the Seller is any such notice pending, from any governmental, public or private body claiming any violation or potential violation of any zoning, building, health, safety or environmental law or ordinance, or requiring any work, repairs, construction, alterations, noise reduction, odor elimination, cleanup or installation, encapsulation or abatement which has not been complied with, and the Seller has

                                       16

delivered to the Buyer copies of each such notice, whether or not complied with.
All of the assets of the Seller and all properties and equipment used at any time in or at the Stations have been free of asbestos, PCBs, methylene chloride, trichloroethylene, 1,2 trans-dichloroethylene, dioxins, dibenzofurans, and any
"extremely hazardous substance" within the meaning set forth in Section 302 of the Emergency Planning and Community Right-to-know act of 1986, as amended.

        Schedule 6.16 lists each environmental permit relating to the Stations.
Each such permit is transferable to the Buyer and renewable and would not be subject to materially different terms upon transfer or renewal. There is no plan, study or effort by any governmental authority or any other person, which may prevent or hinder the continued use of any real property owned or leased by the Seller and used in the Stations' business.

        6.17 Conduct of the Business. Upon consummation of the transactions contemplated by this Agreement, the Buyer will have acquired all of the properties and rights necessary to operate the Stations in the manner that it has been operated by Seller heretofore.

        6.18 Benefit Plans. The execution, delivery and performance of this
Agreement and the consummation of the transactions contemplated hereby will not constitute a violation of, or give rise to any liability under, title I of the
Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") or section 4975 of the Code. The
Seller maintains no "employee benefit plan" (as defined in section 3 (3) of
ERISA) or any other retirement, profit sharing, stock option, stock bonus or employee benefit plan.

        6.19 Labor Relations. There is no unfair labor practice complaint pending or, to the knowledge of the Seller, threatened against the Seller in connection

                                       17

with the Stations nor, to the knowledge of the Seller, any basis therefor. There is no discrimination charge (relating to sex, age, race, national origin, handicap or veteran status) pending before any federal, State or foreign agency or authority nor, to the knowledge of the Seller, any basis therefor.

        6.20 Disclosure. No representation or warranty in this Agreement or in any schedule to this Agreement, and no statement made by the Seller contained elsewhere in this Agreement or in any schedule, exhibit, certificate, instrument or agreement delivered or to be delivered by the Seller to the Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading. Nothing in any Schedule to this Agreement shall be deemed adequate to disclose an exception to a representation or warranty made herein unless such Schedule identifies the exception with particularity and describes the relevant facts in sufficient detail to put the Buyer on notice as to the implications of such exception.

        6.21 Access. Buyer and its officers, attorneys, accountants and authorized representatives are hereby granted the right during normal business hours, to inspect the assets, properties, books and records of Seller relating to the
Assets, and to consult with the officers, directors, employees, suppliers, customers, creditors, agents, accountants and attorneys of Seller concerning the
Assets and ownership and operation thereof, as long as such access is not unreasonably disruptive to its operations. Such inspections may reasonably include, for example, environmental and other physical inspections of the Assets review of the books, records of account, tax records, and stock or other ownership books and records of Seller relating to the Assets, by Buyer's auditors, and a review of records of corporate proceedings, contracts,

                                       18

trademarks, FCC filings, correspondence and other records containing FCC authorizations to own and operate the Stations and other business activities and matters in which Buyer may have an interest in light of the transactions contemplated by this letter.

        Buyer agrees to maintain all information it learns from such inspections in confidence and will not disclose such information except to its officers, directors, employees, attorneys, accountants, creditors, investors or prospective lenders and their attorneys, and other authorized representatives unless such information is or becomes public knowledge through no fault of
Buyer. Notwithstanding the above, Seller grants Buyer the right to present, to whatever degree necessary, information about this proposed transaction in its
SB-2 registration filing with the Securities and Exchange Commission.

        6.22 Non-Competition. Seller agrees not to use or disclose confidential or proprietary information relating to Buyer, or the Assets and businesses conducted therewith not to interfere with the business relationships of the
Stations and Buyer, including those with employees, suppliers and customers and not to compete with the Stations or Buyer in the radio broadcasting business within the total signal range of the Stations for three years after the Closing
Date.

                                    ARTICLE 7

                     REPRESENTATIONS and WARRANTIES OF BUYER

        Buyer represents, warrants and covenants to Seller as follows:

        7.1 Organization and Standing. On the Closing Date Buyer will be a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite corporate power and authority to enter

                                       19

into and perform the terms of this Agreement, subject only to the issuance of the consent of the FCC with respect thereto.

        7.2 Authorization. Buyer has taken all necessary corporate action to approve the execution and delivery of this Agreement, and to approve the performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement constitutes a valid and binding obligation of Buyer enforceable in accordance with its terms.

        7.3 Absence of Restrictions. The execution, delivery and consummation of this Agreement by Buyer shall not, on the Closing Date, conflict with, or result in breach of, the terms, conditions, or provisions of, or constitute a default under its Articles of Incorporation or By-Laws or any other agreement, instrument, law or regulation to which it now is subject or will be subject on the Closing Date.

        7.4 Qualifications. To the best of Buyers knowledge:(a) Buyer is legally, technically and financially qualified, and on the Closing Date will be legally, technically and financially qualified, to become a licensee of the FCC; and (b)
Buyer knows of no reason why the FCC should not approve the application required by Article 3 hereof. Between the date hereof and the Closing Date, Buyer will take no action which would adversely affect its qualifications to be the licensee of the Stations or which would delay FCC approval of the application required by article 3 hereof.

        7.5 Third Party Consents. Buyer shall cooperate with Seller and will execute such documents as may reasonably be required in order to assign any
Contract or Air Time Agreement to Buyer pursuant to the terms of this Agreement.

                                       20

                                   ARTICLE 8

                              COVENANTS OF SELLERM

        8.1 Negative. Between the date hereof and the Closing Date, Seller will not, without prior written consent of Buyer:

        (a) Sell, assign, lease, encumber, mortgage or otherwise transfer or dispose of any asset or property of the Stations, except in the normal and usual course of business:

        (b) Cancel, modify or in any way impair any Essential Contracts or, except in the ordinary course of the Stations' business, any other Contract;

        (c) Enter into any new Air Time Agreement, except for agreements which:

                (1) Are made in the ordinary course for the benefit of the Stations and substantially in accordance with past practice of the Stations; and

                (2) Have a term not to exceed ninety (90) days.

        (d) Increase the compensation or bonuses or to become payable to any of
Stations' employees, except in accordance with existing employment practices, or effect any changes in personnel policies or employee benefits except in accordance with existing employment practices:

        (e) Enter into any new Barter Transactions; or

        (f) Violate any rules, regulations or policies of the FCC or any provisions of the Communications Act of 1934, as amended, or any provisions of any of the
FCC Licenses, or cause or permit any of the FCC Licenses to lapse, to be modified in any adverse respect or to become impaired in any manner;

        (g) Take or refrain from taking any action that would cause the face amount of Seller's liabilities to exceed the fair market value of its assets or render

                                       21

Seller with inadequate working capitol with which to conduct its business or unable to pay its debts as they mature.

        8.2 Affirmative. Between the date hereof and the Closing Date, Seller will:

        (a) Seller will give to Buyer and its authorized representatives reasonable access normal business hours to all Records, properties, books, records,
(including, without limitation, bookkeeping, financial and accounting records)
contracts and documents and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Stations as Buyer may reasonably request (it being understood that the rights of Buyer under this subparagraph shall not be exercised in such a manner as to interfere unreasonably with the operations of the Stations);

        (b) Prepare and maintain the books, records and financial statements relating to the Stations consistently with past periods;

        (c) Comply with all laws and regulations to which it or the Stations is subject;

        (d) Notify Buyer within seven (7) days of Seller's first notice of any litigation pending or threatened against the Stations and within forty-eight
(48) hours of any damage to or destruction of any assets or property to be sold hereunder;

        (e) Use its best efforts to procure the consent of any third parties necessary for the assignment to Buyer of the Contracts Air Time Agreements to be
assigned hereunder;

        (f) Use its best efforts in the preparation, filing and prosecution of the
Application;

        (g) Notify Buyer upon receipt of any administrative or other order relating to any violation of the FCC's rules and regulations or any other federal, state or local regulatory or administrative body, including rules relating to the employment, labor or equal employment opportunity. Seller shall correct any such

                                       22

violations as relate to the operation of the Stations prior to the Closing Date and shall be responsible for the removal of such, including the payment of any fines or back pay that may be assessed for any such violation committed by
Seller;

        (h) To the extent reasonably possible, complete all obligations owing by
Seller to advertisers for the sale of airtime on the Stations for anything other than cash in accordance with past Stations practices;

        (i) Continue to operate the Stations in full compliance with the terms of its FCC Licenses, in the usual and ordinary course of business, and in conformity with all applicable laws, ordinances, regulations, rules and orders, and file with the FCC all applications, reports and other filings and documents required to be filed with the FCC in connection with the ownership and operation of the Stations;

                                   ARTICLE 9

                               COVENANTS OF BUYER

        Between the date hereof and the Closing Date Buyer will:

        (a) Notify Seller within seven (7) days of Buyer's first notice of any litigation pending or threatened against the Stations or any damage to or destruction of any assets or property to be sold hereunder;

        (b) Cooperate with Seller in its efforts to procure the consent of any third parties necessary for the assignment to Buyer of any Contract;

        (c) Use its best efforts in the preparation, filing and prosecution of an
Application seeking FCC consent to assignment of the Stations' Licenses to
Buyer;

                                       23

                                   ARTICLE 10

                         CONDITIONS OF CLOSING BY BUYER

        The obligations of Buyer hereunder are, at its option, subject to compliance with, on or prior to the Closing Date, each of the following conditions:

        10.1 FCC Consent. The FCC shall have granted its consent to the transaction contemplated hereunder by granting the Application without imposing any conditions on grant, which are materially adverse to Buyer or the Stations, and such grant shall have become a Final Order.

        10.2 Representations and Warranties. Seller's representations and warranties shall be true and correct in all material respects on and as of the
Closing Date as though such representations and warranties were made at and as of such time.

        10.3 Compliance With Terms. Seller shall have performed and complied with terms, covenants and conditions required by this Agreement to be performed and complied with by it on or before the Closing Date.

        10.4 Closing Documents. Seller shall have delivered to Buyer all of the
Closing materials described in Article 12.1 hereof.

        10.5 Barter Transactions. The outstanding Barter Transaction liability with respect to the Stations as of the Closing Date shall not exceed the sum of Ten
Thousand Dollars ($10,000). All Barter Transactions assumed by Buyer, if any, shall be sales exclusively of preemptible time on a "run of schedule" basis.

        10.6 FCC Licenses. At the Closing, the FCC Licenses shall be assigned and transferred to Buyer, shall be valid and existing authorizations in every respect for the purposes of operating the Stations, issued by the FCC under the
Communications Act of 1934, as amended, for the full license term ending June 1,

                                       24

1998, and shall contain no material adverse modifications of the terms of such
Licenses from the terms as in effect as of the date of the Licenses and authorizations as set forth on Schedule A hereof. Seller shall not have violated any rules, regulations or policies of the FCC on any provisions of the
Communications Act of 1934, as amended, or any of the provisions of the FCC
Licenses, if, as a result of thereof (i) the Stations shall have suffered or thereafter may suffer, any material adverse effect, or (ii) there shall have been any material adverse impact on any of the Licenses.

        10.7 Approval of ARE's SB-2 Registration

Furthermore, the conditions to closing include (i) that ARE's registration statement on Form SB-2 filed with the SEC shall have become effective and shall then be in effect, and (ii) that ARE's common stock shall have become authorized for listing or quotation on a national exchange, the OTC Bulletin Board or another nationally recognized quotation service.

                                   ARTICLE 11

                        CONDITIONS OF CLOSING OF SELLER

        The obligations of Seller hereunder are, at its option, subject to compliance with, on or prior to the Closing Date, each of the following conditions:

        11.1 FCC Consent. The FCC shall have granted its consent to the transaction completed hereunder by granting the Application without imposing any conditions on grant that are materially adverse to Buyer or the Stations and such grant shall have become a Final Order.

                                       25

        11.2 Representations and Warranties. Buyer's representations and warranties shall be true and correct on and as of the Closing Date as though such representations and warranties were made at and as of such time.

        11.3 Compliance with Terms. Buyer shall have performed and complied with the terms, covenants and conditions required by this Agreement to be performed and complied with by it on or before Closing Date.

        11.4 Closing Documents. Buyer shall have delivered to Seller all of the
Closing materials described in Article 12.2 hereof and the purchase price as provided in Article 2 hereof.

        11.5 Third-Party Consents. Seller shall have delivered to Buyer any required third party consents to the assignment of the Essential Contracts.

                                   ARTICLE 12

                               CLOSING DOCUMENTS

        12.1 To Be Delivered By Seller. On the Closing Date Seller shall execute and/or deliver or cause to be delivered to Buyer:

        (a) A good sufficient bill of sale, or other instruments of assignment, transfer and conveyance for all of the Personal Property and intangible personal property to be transferred to Buyer hereunder, including the Licenses, free and clear of any lien, mortgage, charge, or encumbrance whatsoever.

        (b) The Contracts and Air Time Agreements to be assigned to Buyer hereunder, with assignments thereof.

        (c) Copies of all third party consents or approvals that may be required under any provision hereof.

                                       26

        (d) A list of all Agreements for the sale for cash of broadcast time on the
Stations in effect on the Closing Date.

        (e) A certificate of Seller's principals or other duly authorized person certifying to the fulfillment of the conditions set forth in Articles 10.2 and
10.3 hereof.

        (f) Certified resolution of Seller as may be required under applicable law, authorizing the transactions provided for in this Agreement.

        (g) A written opinion from both local and FCC counsels for the Seller, dated as of the Closing Date, addressed to the Buyer, and reasonably satisfactory to the Buyer and its counsel in form and substance to the effect that the Seller is a sole proprietorship validly existing and in good standing with the Secretary of the State of Texas; the Seller has the corporate power and authority to own and lease its properties and to conduct its business as presently conducted, to execute and deliver this Agreement and to carry out and perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by Seller, and is a valid legally binding obligation of the Seller, enforceable in accordance with its terms, subject to laws of general application affecting equitable relief or creditors rights and remedies; that, after due inquiry, to the best of such counsel's knowledge, neither the execution and delivery of this and provisions thereof by the Seller will result in a breach by the Seller of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which it or by which it may be bound or constitute a default thereunder, or result in the creation or imposition of any lien, charge, restriction or encumbrance of any nature whatsoever, upon, or give others any interest or rights including termination or cancellation rights in, or with respect to, any of the Purchased
Assets; that, after diligent , such counsel does not know of any litigation,

                                       27

proceeding or governmental investigation or labor dispute or labor trouble pending or threatened against or relating to the Stations or to the Seller;
except as disclosed in the Agreement, no consent, approval or authorization of, or registration, qualification or filing with any governmental agency or authority is required for the execution and delivery of the Agreement or for the consummation by the Seller of the transactions contemplated in the Agreement;
and the instruments executed and delivered by the Seller at the Closing effectively vest in the Buyer of all the right, title, and interest of the
Seller in the Purchased Assets. In providing such opinion(s), counsel may rely upon representations of Seller's officers as to issues of fact.

        12.2 To Be Delivered By Buyer. On the Closing Date Buyer shall execute and/or deliver or cause to be delivered to Seller:

        (a) Certified resolution of Buyer's Board of Directors and such other corporate authorizations as may be required under applicable law, authorizing the transactions provided for this Agreement.

        (b) Payment of the purchase price including, if applicable, Article 2 hereof.

        (c) An agreement, in form reasonably satisfactory to Seller, agreeing to assume and be bound by the Contracts to be assigned under this Agreement.

        (d) A Certificate of Buyer's President or other duly authorized officer certifying to the fulfillment of the conditions set forth in Articles 11.2 and
11.3 hereof.

        (e) A written opinion of local counsel for Dated as of the Closing Date, addressed to the Seller, reasonably satisfactory to the Seller and its counsel in form and substance to the effect that the corporate existence and good standing of the Buyer is as stated herein; that this Agreement has been duly authorized, executed and delivered by the Buyer, and is a valid and legally

                                       28

binding obligation of the Buyer, enforceable in accordance with its terms subject to laws of general application affecting equitable relief or creditors rights and remedies; that the Buyer has taken all corporate action necessary to authorize the performance of all obligations imposed upon it by this Agreement;
that, after due inquiry, to the best of such counsel's knowledge, neither the execution and delivery of this Agreement, nor compliance with the terms and provisions hereof and thereof by the Buyer will result in a breach by the Buyer of the terms, conditions or provisions of any judgment, order, injunction, decree, agreement or instrument to which it or by which it may be bound or constitute a default thereunder. In providing such opinion(s), counsel may rely upon representations of Buyer's officers as to issues of fact.

                                   ARTICLE 13

                             CLOSING DATE AND PLACE

        The Closing shall occur, on a date (the "Closing Date") designated by the
Buyer, but within ten (10) days after the Commission's consent to assignment of the FCC Licenses to Buyer has become a Final Order, unless other mutually agreed to by both Seller and Buyer. The Closing shall be held at such place as the parties shall mutually agree or, failing such agreement, at the office of
Buyer's attorney. Buyer may, at its option, waive the requirement that the FCC's consent has become a Final Order.

                                   ARTICLE 14

                               TAXES AND EXPENSES

        All transfer taxes, if any, payable or asserted to be payable by reason of the Purchased Assets shall be paid by Seller, except that Buyer shall pay any sales or use tax imposed on the transfer of the Personal Property. Each party

                                       29

shall bear the expenses incurred by it in connection with the preparation, execution and consummation of this Agreement and the prosecution of the FCC application contemplated by this Agreement. All applicable FCC fees shall be paid equally by the parties.

                                   ARTICLE 15

                                  RISK OF LOSS

        The risk of any loss, damage or destruction to any of the Purchased Assets from fire or other casualty or cause shall be borne by the Seller at all times prior to the Closing Date. Upon the occurrence of any loss or damage to any of the Stations' assets to be transferred hereunder as a result of fire, casualty or other causes prior to Closing, Seller shall notify Buyer of same in writing as soon as practicable starting with particularity the extent of such loss or damage incurred, the cause thereof if known and the extent to which restoration, replacement and repair of the Purchased Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. Subject to the provisions hereof, Buyer shall have the option in the event the loss or damage exceeds Fifty Thousand Dollars ($50,000) and the property cannot be substantially repaired or restored before the Closing Date, exercisable within ten (10) days after receipt of such notice from Seller to:

        (i) Terminate this Agreement, in which case the Deposit shall be returned to Buyer,

        (ii) Postpone the Closing until such time as the property has completely been repaired, replaced or restored, unless the same cannot be reasonably effected within five (5) months of notification, or

        (iii) Elect to consummate the Closing and accept the property in its "then"
condition, in which event Seller shall assign all rights under any insurance claims covering the loss and pay over (as part of the Purchased Assets) any

                                       30

proceeds under any such insurance policy theretofore received by Seller with respect thereto. In the event Buyer elects to postpone the Closing Date as provided in subparagraph (ii) above, the parties hereto will cooperate and extend the time during which this Agreement must be closed as specified in the consent of the FCC referred to in Article 3 hereof.

        If any event occurs that prevents the broadcast transmissions of the
Stations with full licensed power and antenna height as described in the FCC
Licenses and in the manner in which the Stations has heretofore been operating, and such facilities are not restored so that operation is resumed with full licensed power and antenna height as described in the Licenses within fifteen
(15) days of such event, or, in the case of more than one event, the aggregate number of days preceding such restorations from all such events exceeds twenty
(20) days, or if the Stations is off the air more than four (4) times for a period, in each case, exceeding ten (10) hours, Seller shall give prompt written notice to Buyer, and Buyer shall have the right, by giving written notice to
Seller of its election to do so, to terminate this agreement forthwith without any further obligation hereunder.

                                   ARTICLE 16

                                INDEMNIFICATION

        16.1 Rights of Buyer. Seller shall indemnify and hold harmless Buyer, its successors and assigns, from and against:

        (a) Any and all claim, demands, actions, suits, proceedings, damages, deficiencies, assessments, judgments, costs, liabilities, obligations and expenses, including reasonable attorney's fees arising from or related to the operation of the Stations prior to the Closing, any contract, liability or obligation of Seller not expressly assumed by Buyer, including, without limitation, any claim, liability or obligation with respect to any employee of

                                       31

the Seller in connection with his or her employment or the termination of such employment on or prior to the Closing Date or the failure of the Buyer to continue such employment;

        (b) Any and all claims, demands, actions, suits, proceedings, damages, deficiencies, assessments, judgments, costs, liabilities, obligations and expenses, including reasonable attorney's fees incurred by Buyer as a result of any misrepresentation, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Seller under this Agreement, or from any misrepresentation in any omission from any certificate or other instrument required to be furnished to Buyer pursuant to this Agreement or in any connection with any of the transactions contemplated herein; and

        (c) Any and all claims, demands, actions, suits, proceedings, damages, deficiencies, assessments, judgments, costs, liabilities, obligations and expenses, including reasonable attorney's fees incurred by Buyer as a result of
Seller's failure or refusal to discharge, satisfy, compromise or defend any claim included within the foregoing provisions of this Article 16.1 and Article
21.

        16.2 Rights of Seller. Buyer shall indemnify and hold harmless Seller, its successors and assigns, from and against:

        A) Any and all claims, liabilities, and obligations arising from or related to the operation of the Stations from and after the Closing;

        B) Any and all damage or deficiency resulting from any misrepresentations, breach of warranty or covenant, or nonfulfillment of any agreement on the part of Buyer under this Agreement, or from any certificate or other instrument required to be furnished to Seller pursuant to this Agreement or in connection with any of the transactions contemplated herein; and

                                       32

        (C) Any and all actions, suits, proceedings, damages, assessments, judgments, costs, liabilities and expenses, including reasonable attorneys' fees incurred by Seller as a result of Buyer's failure or refusal to discharge, satisfy, compromise or defend any claim included within the foregoing provisions of this Article 16.2.

                                   ARTICLE 17

                              CONTROL OF STATIONS

        Between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise, or direct, or attempt to control, supervise, or direct the operations of the Stations; such operations, including control and supervision of all Stations programming, personnel and finances, shall be the sole responsibility of Seller.

                                   ARTICLE 18

                          SURVIVAL OF REPRESENTATIONS

        Subject to the provisions of Article 16 hereof, the representations, warranties, covenants and agreements of Buyer and Seller contained herein shall be binding upon the successors and assigns of Buyer and Seller and shall survive the Closing for a period of one year from the date thereof, except that (i) with respect to those Claims as to which a thirty-seven (37) month notice period is applicable (as provided in Article 16), such representations, warranties, covenants and agreements of Seller shall survive the Closing for a period of three (3) years from the Closing Date and (ii) with respect to any Claim relating to any income, franchise, sales or other tax, such representations, warranties, covenants and agreements of Seller shall survive the Closing until thirty (30) days after the expiration of any period during which any such tax may be assessed.

                                       33

                                   ARTICLE 19

                              SPECIFIC PERFORMANCE

        Seller recognizes that in the event it should refuse to sell the Stations in accordance with the provisions of this Agreement, money damages will not be adequate. In such event, if Buyer is not itself in default, then Buyer shall have the right to specifically enforce this Agreement as the sole and exclusive remedy for Seller's default.

                                   ARTICLE 20

                               LIQUIDATED DAMAGES

        If the purchase and sale is terminated because of a willful breach by
Buyer, including, but not limited to the failure of Buyer to deliver the
Purchase Price to Seller at the Closing, and provided that the Seller is not in default. The entire Deposit shall be paid to Seller as liquidated damages as the sole and exclusive remedy for Buyer's default.

                                   ARTICLE 21

                                   BULK SALES

        The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transaction contemplated herein; provided, however, that any loss, liability, obligation or cost suffered by Buyer as a result of a failure to comply therewith shall be borne by Seller and Seller will indemnify and hold Buyer harmless against any cost or expense incurred in connection with such failure.

                                       34

                                   ARTICLE 22

                          ALLOCATION OF PURCHASE PRICE

        The purchase price shall be allocated between the categories "Personal
Property" and "Intangibles" in a manner satisfactory to both Seller and Buyer.
This allocation will be established on or before the Closing date.

                                   ARTICLE 23

                             BENEFIT AND ASSIGNMENT

        This agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors and assigns. Nevertheless, neither party shall assign its rights or obligations under this Agreement without the written consent of the other.

                                   ARTICLE 24

                                    NOTICES

        All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by any form of mail or courier service requiring a signed receipt from the addressee or his agent, postage prepaid, addressed to the following:

        If to the Seller, to:
        Mr. Ronnie Witcher and Mrs. Debbie Witcher
        KCYL AM and KACQ FM
        505 North Key Avenue
        Lampasas, Texas 76550

        With copies (which shall not constitute notice) to:

        Robert Miller, Esquire
        Gardere Wynn Sewell, LLP

                                       35

        1601 Elm Street
        Dallas, TX 75201

        If to the Buyer, to:
        Dain L. Schult, President
        American Radio Empire, Inc.,
        13210 Kerrville Folkway, Building G
        Austin, Texas 78729-7522

        With a copy (which shall not constitute notice) to:

        James L. Oyster, Esquire
        108 Oyster Lane
        Castleton, VA 22716-9720

        Thomas P. McNamara, Esquire
        2909 Bay to Bay Blvd., Suite 309
        Tampa, Florida 33629

                                   ARTICLE 25

                                ENTIRE AGREEMENT

        This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. For information purposes, a copy of this executed Agreement will be sent to both the FCC and the SEC in advance of Seller and Buyer attaching any and all exhibits or schedules mentioned in various clauses of this Agreement. At the point in time when Seller and Buyer are ready to proceed with this proposed transaction and file the Form 314 with the FCC, all necessary attachments and exhibits will be included.

        This Agreement shall not be modified except by a written instrument signed by the party to be charged.

                                       36

                                   ARTICLE 26

                                    HEADINGS

        The headings of the paragraphs of this Agreement are inserted as a matter of convenience and for references purposes only, and in no way define, limit or describe the scope of this Agreement or the intent of any paragraph hereof. The use of any gender herein shall include the other genders and the use of the singular shall, where appropriate, include the plural.

                                   ARTICLE 27

                                  COUNTERPARTS

        This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   ARTICLE 28

                                 LAW GOVERNING

        This Agreement shall be constructed and governed in accordance with the laws of Texas.

                                   ARTICLE 29

                         COVENANT OF FURTHER ASSURANCES

        After the Closing, Seller and Buyer shall, upon the request of the other, take such other action, and execute and deliver to the other such additional instruments, as may be reasonably necessary to assure, complete, and evidence the full and effective implementation and consummation of the transaction contemplated by this Agreement.

                                       37

                                   ARTICLE 30

                                     BROKER

        Buyer and Seller each represent to the other that the sole broker, finder, or consultant involved in the negotiations leading to the execution of this
Agreement is Jack Riley of Riley Reps. Buyer will pay Riley Reps' commission.
Half of that commission will be paid at Closing, in cash, ($20,000) and the other half will be in the form of ARE restricted common stock distributed after
Closing with the same exact terms as agreed to by the Seller. Seller and Buyer shall hold each other harmless from any claim for a fee by any other broker or finder who claims to have dealt with that party.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of October 24, 2003.

SELLER
BY:/s/Ronnie Witcher

Ronnie Witcher, Principal and License holder for KCYL AM

BY:/s/Debbie Witcher

Debbie Witcher, Principal and License holder for KACQ FM

BUYER

BY:/s/Dain L. Schult

Dain L. Schult, President, American Radio Empire, Inc.

                                       38